Exhibit 99.1

22nd Century Announces Executive Leadership Changes

Expands Board with New Highly Accomplished Independent Director

Strengthens Balance Sheet and Implements $15 Million Cost Reduction Initiative

BUFFALO, N.Y., July 24, 2023 (GLOBE NEWSWIRE) – 22nd Century Group, Inc. (Nasdaq: XXII), a leading biotechnology company dedicated to improving health with reduced nicotine tobacco, hemp/cannabis and hops advanced plant technologies, announced today that John Miller, who leads the tobacco business unit, has been appointed as interim Chief Executive Officer. James A. Mish, who has served as CEO since June 2020, will continue to serve as a member of the Board of Directors. The Company has secured an additional $11.7 million in gross proceeds from a registered direct financing and announced the commencement of an estimated $15 million annualized cost reduction initiative. Last, 22nd Century appointed Wall Street veteran Andrew (“Andy”) Arno to its Board of Directors as an independent director.

“I have enjoyed advancing the key initiatives of 22nd Century, building an accomplished team of dedicated individuals taking this Company from an R&D organization focused on plant science, to a fully commercial consumer products business,” Mish. “I am particularly proud of the work we have done to date on tobacco harm reduction while simultaneously building a competitive array of products that serve our hemp/cannabis customers. As a result, we are at an opportune juncture to enhance John Miller’s leadership role to take our VLN business to the next level.”

“I look forward to continuing to advance our mission of innovative plant technologies tied to tobacco harm reduction and new consumer focused health and wellness products,” said Miller. “VLN® represents the most unique and innovative approach to harm reduction in years, providing adult smokers with a truly unique, clinically studied solution to reducing their smoking habit. Likewise, our work in the hemp/cannabis business is bringing forward new products sought by consumers while applying the consistent standards, reliable manufacturing processes and national distribution support needed for brands to effectively scale in these growing end markets.”

“On behalf of the entire Board of Directors, I want to thank Jim for his numerous accomplishments and dedicated service during his tenure as CEO, leading us through our FDA authorization, GVB acquisition and the first 18 months of our commercial transformation. Remaining as a member of the board will allow him to continue lending his guidance and significant expertise in the hemp/cannabis business,” said Nora Sullivan, Chair of the Board.

Expands Board with Addition of Andy Arno

The Company is also pleased to announce the addition of capital markets veteran Andy Arno to its Board of Directors. Mr. Arno has 35+ years of experience handling a wide range of corporate and financial matters, including work as an investment banker, strategic advisor and board member to emerging growth companies.

“We are excited to have Andy join our board, bringing decades of strategic and capital markets experience,” said Sullivan. “Andy’s experience in strategically aligning public companies to maximize the value is highly relevant as we continue to advance through our transition to a fully commercial enterprise selling products into high growth end markets. Andy has been an investor, investment banker and advisor to the Company for almost a decade and brings a unique viewpoint informed by his experience on the operating side of public companies. His contributions will be a welcome addition in our boardroom.”

Mr. Arno previously served, until February 2023, as Vice Chairman of The Special Equities Group, a division of Dawson James Securities, Inc., plus other senior roles at investment banking firms. Prior, Mr. Arno served as Vice Chairman and Chief Marketing Officer of Unterberg Capital, LLC, an investment advisory firm that he co-founded, and as Vice Chairman and Head of Equity Capital Markets of Merriman Capital LLC, where he also served on the board of the parent company, Merriman Holdings, Inc. Mr. Arno was responsible for Capital Markets for C.E. Unterberg, Towbin, a Vice President at Lehman Brothers and in the Individual Investors Services Division of L.F. Rothschild Unterberg, Towbin in portfolio management for high-net-worth individuals.

Mr. Arno is currently the Chairman of the Board of Oncocyte Corporation and also serves on the boards of directors of Smith Micro Software, Inc., Independa Inc., and Comhear Inc. Mr. Arno previously served as a director of Asterias Biotherapeutics, Inc. from August 2014 until it was acquired by Lineage Cell Therapeutics, Inc. in March 2019. Mr. Arno received a BS degree from George Washington University.

Strengthens Balance Sheet, Reduces Operating Expenses

22nd Century entered into definitive agreements with certain investors on July 19 for the purchase and sale of common stock and warrants in a registered direct offering priced above market under Nasdaq rules on such date. The transaction closed on July 21. Gross proceeds to the Company from the registered direct offering were $11.7 million, before deducting the placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from this offering for accelerating the consumer use data for VLN® among adult smokers, accretive structural changes to streamline operations and for general corporate purposes.

The Company has implemented a cost savings initiative intended to simplify operations as it continues to tighten its focus on key end markets and operating strategies resulting in an estimated $15 million in annualized cost reductions across its operations once fully in place.

The Special Equities Group, a division of Dawson James Securities Inc., acted as the sole placement agent for the above disclosed registered direct transaction.

As part of the transaction, the Company agreed to issue to the investors 4.37 million shares of common stock at $2.67 and warrants to purchase up to 8.75 million shares of common stock at an exercise price of $2.42 per share and are immediately exercisable.

The securities are being offered by the Company pursuant to a “shelf” registration statement on Form S-3 previously filed with the Securities and Exchange Commission, or the SEC, and declared effective by the SEC. The offering will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the securities being offered will be filed with the SEC. Copies of the final prospectus supplement and accompanying base prospectus may be obtained, when available, for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, you may contact investorrelations@xxiicentury.com for a copy of these documents or contact our principal executive offices at 500 Seneca Street, Suite 507, Buffalo, New York 14204, c/o Corporate Secretary, (716) 270-1523.

This press release shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About 22nd Century Group, Inc.

22nd Century Group, Inc. (Nasdaq: XXII) is a leading agricultural biotechnology company focused on tobacco harm reduction, reduced nicotine tobacco and improving health and wellness through plant science. With dozens of patents allowing it to control nicotine biosynthesis in the tobacco plant, the Company has developed proprietary reduced nicotine content (RNC) tobacco plants and cigarettes, which have become the cornerstone of the FDA’s Comprehensive Plan to address the widespread death and disease caused by smoking. The Company received the first and only FDA Modified Risk Tobacco Product (MRTP) authorization for a combustible cigarette in December 2021. In tobacco, hemp/cannabis and hop plants, 22nd Century uses modern plant breeding technologies, including genetic engineering, gene-editing, and molecular breeding to deliver solutions for the life science and consumer products industries by creating new, proprietary plants with optimized alkaloid and flavonoid profiles as well as improved yields and valuable agronomic traits.

Learn more at xxiicentury.com, on Twitter, on LinkedIn, and on YouTube.

Learn more about VLN® at tryvln.com.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Forward-looking statements typically contain terms such as “anticipate,” “believe,” “consider,” “continue,” “could,” “estimate,” “expect,” “explore,” “foresee,” “goal,” “guidance,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “preliminary,” “probable,” “project,” “promising,” “seek,” “should,” “will,” “would,” and similar expressions. Actual results might differ materially from those explicit or implicit in forward-looking statements. Important factors that could cause actual results to differ materially are set forth in “Risk Factors” in the Company’s Annual Report on Form 10-K filed on March 9, 2023. All information provided in this release is as of the date hereof, and the Company assumes no obligation to and does not intend to update these forward-looking statements, except as required by law.

Investor Relations & Media Contacts

Matt Kreps
Investor Relations
22nd Century Group, Inc.
mkreps@xxiicentury.com
214-597-8200